Rule 10f-3 Transaction Exhibit
Nuveen Real Estate Income Fund
FILE #811-10491
ATTACHMENT 77O

<c>TRADE DATE
<c>DESCRIPTION OF
SECURITY/ISSUER
<c>ISSUE
SIZE
<c>AMOUNT
PURCHASED
<c>LIST OF
UNDERWRITERS
<c>NAME OF AFFILIATED
 BROKER-DEALER
8/17/2011

AvalonBay Communities, Inc.

$609,187,500

$1,866,038

Morgan Stanley & Co. LLC;
Merrill Lynch, Pierce,
Fenner & Smith
Incorporated; J.P. Morgan
Securities LLC; Barclays
Capital Inc.; Deutsche Bank
Securities Inc.; UBS
Securities LLC; Wells Fargo
Securities, LLC

J.P. Morgan Securities LLC
